Exhibit 5.15

CONSENT OF SLR CONSULTING (CANADA) LTD.

Ladies and Gentlemen:

The undersigned company hereby consents to (1) the references to the undersigned’s name, included or incorporated by reference in the Registration Statement on Form F-10 filed by Fury Gold Mines Limited with the United States Securities and Exchange Commission, in connection with the report entitled “Technical Report on the Committee Bay Project, Nunavut Territory, Canada” dated May 31, 2017, as amended on October 23, 2017 (the “Report”), (2) the references to David Ross, M.Sc., P.Geo, who was a contributing author of the Report, included or incorporated by reference in the Registration Statement on Form F-10 filed by Fury Gold Mines Limited with the United States Securities and Exchange Commission, in connection with the Report, and (3) all other references to the undersigned company or David Ross’ name included or incorporated by reference in the Registration Statement on Form F-10 of Fury Gold Mines Limited.

Dated: May 10, 2021

On behalf of,

SLR CONSULTING CANADA LTD.

By:	/s/ Luke Evans
Name: Luke Evans, M.Sc., P.Eng.
Title: Technical Director, Geology Group Leader
SLR Consulting (Canada) Ltd.